                                   CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Dean Witter Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of
Trust of the Trust adopted by the Trustees of the Trust on August   , 1999 as
provided in Section 9.3 of the said Declaration, said Amendment to take
effect on August   , 1999, and I do hereby further certify that such
amendment has not been amended and is on the date hereof in full force and effect.

     Dated this   day of August, 1999.



                                                 ------------------------------
                                                 Barry Fink
                                                 Secretary

     Amendment dated August ,1999 to the Declaration of Trust (the " Declaration") of Morgan Stanley Dean Witter Select Dimensions Investment
                                     Series
                                  (the "Trust")
                               dated June 2, 1994


WHEREAS, the Trust and its Mid-Cap Growth Portfolio were established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Mid-Cap Growth Portfolio of the Trust to "Mid-Cap Equity Portfolio", such change to be effective on August , 1999;

NOW, THEREFORE:

     1. The Declaration is hereby amended so that the Mid-Cap Growth Portfolio is hereby designated the "Mid-Cap Equity Portfolio."

     2. The Trustees of the Trust hereby reaffirm the declaration, as amended, in all respects.

     3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed
this instrument this     day of August, 1999.


-----------------------------          ------------------------------
Michael Bozic, as Trustee              Manuel H. Johnson, as Trustee
and not individually                   and not individually
c/o Levitz Furniture Corp.             c/o Johnson Smick International Inc.
6111 Broken Sound Parkway, NW          1133 Connecticut Avenue, NW
Boca Raton, FL  33487                  Washington, D.C.  20036



------------------------------         ------------------------------
Charles A. Fiumefreddo, as Trustee     Michael E. Nugent, as Trustee
and not individually                   and not individually
Two World Trade Center                 c/o Triumph Capital, L.P.
New York, NY  10048                    237 Park Avenue
                                       New York, NY  10017



-------------------------------        -------------------------------
Edwin J. Garn, as Trustee              Philip J. Purcell, as Trustee
and not individually                   and not individually
c/o Huntsman Corporation               1585 Broadway
500 Huntsman Way                       New York, NY  10048
Salt Lake City, UT  84111



------------------------------         -------------------------------
John R. Haire, as Trustee              John L. Schroeder, as Trustee
and not individually                   and not individually
Two World Trade Center                 c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                      Shalov & Wein
                                       Counsel to the Independent Trustees
                                       114 West 47th Street
                                       New York, NY  10036

------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
 Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK          )
                           )ss.:
   COUNTY OF NEW YORK      )

   On this day of August 1999, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                                      --------------------
                                                          Notary Public